Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-114744 of Cendant Corporation on Form S-8 of our report dated June 22, 2005, appearing in this Annual Report on Form 11-K of the Cendant Car Rental Operations Support, Inc. Retirement Savings Plan for the period ended December 31, 2004.

/s/ Deloitte & Touche LLP
New York, New York
June 24, 2005